Exhibit 99.1

News Release

Blackhawk Announces Fourth Quarter and Full Year 2017 Financial Results

Pleasanton, California, February 27, 2018— Blackhawk Network Holdings, Inc. (NASDAQ: HAWK) (the "Company" or "Blackhawk") today announced financial results for the fourth quarter and full year ended December 30, 2017.

Merger Agreement – On January 15, 2018, Silver Lake and P2 Capital Partners agreed to acquire Blackhawk in an all-cash transaction for a total consideration of approximately $3.5 billion, which includes Blackhawk’s debt. Under the terms of the merger agreement, Blackhawk stockholders will receive $45.25 per share in cash upon closing of the transaction. Blackhawk currently expects the transaction, which is subject to stockholder and regulatory approvals, and other customary closing conditions, to close mid-2018. For further information on the transaction and related merger agreement, please refer to Blackhawk’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 16, 2018, and Blackhawk’s preliminary proxy statement filed with the SEC on February 16, 2018.

Non-cash charges related to the Company's income tax provision as well as goodwill impairment contributed to the net loss for 2017.

GAAP Results	Q4'17	Q4'16	FY'17	FY'16
$ in millions except per share amounts
Operating Revenues	$942.0	$780.6	$2,231.6	$1,899.8
Net Income (Loss)	($128.2)	$24.7	($155.8)	$4.7
Diluted Earnings (Loss) per Share	($2.28)	$0.43	($2.77)	$0.08

During the fourth quarter of 2017, adjusted operating revenues grew 20% and adjusted EBITDA and adjusted net income each grew 34%.

Non-GAAP Results	Q4'17	Q4'16	FY'17	FY'16
$ in millions except per share amounts
Adjusted Operating Revenues	$423.2	$352.0	$1,079.7	$889.3
Adjusted EBITDA	$143.9	$107.3	$224.9	$189.2
Adjusted Net Income	$76.5	$57.1	$94.9	$82.0
Adjusted Diluted Earnings per Share	$1.32	$1.00	$1.64	$1.43

GAAP and Non-GAAP results in the tables above include Cardpool and Grass Roots Meetings and Events businesses which were both assets held for sale in 2017. In December 2017 the Grass Roots Meetings and Events business was sold for a total consideration of $45.2 million. Cardpool remains an asset held for sale which the Company intends to divest in 2018.
Grass Roots Meetings & Events Results
For Q4 2017, Grass Roots Meetings & Events contributed $12.0 million of operating revenues, $2.3 million of pre-tax income and $2.4 million of adjusted EBITDA. For fiscal 2017, Grass Roots Meetings & Events contributed $54.9 million of operating revenues, $3.5 million of pre-tax income and $3.9 million of adjusted EBITDA.
Cardpool Results
For Q4 2017, Cardpool contributed $15.3 million of operating revenues, $25.1 million of pre-tax loss and a $2.6 million adjusted EBITDA loss. For fiscal 2017, Cardpool contributed $59.3 million of operating revenues, $39.9 million of pre-tax loss, including a $31.5 million non-cash goodwill impairment charge, and a $7.4 million adjusted EBITDA loss.

GAAP financial results for the fourth quarter of 2017 compared to the fourth quarter of 2016

•
Operating revenues totaled $942.0 million, an increase of $161.4 million from $780.6 million for the quarter ended December 31, 2016. This increase was due to a 23% increase in operating revenues from the U.S. Retail segment driven by the addition of Target as a distribution partner and the acquisition of CashStar; a 17% increase in operating revenues from the international segment which includes the acquisition of Grass Roots in late 2016; and an 18% increase in operating revenues from the incentives and rewards segment primarily due to growth in Achievers and the loyalty business.

•
Net loss totaled $128.2 million compared to net income of $24.7 million for the quarter ended December 31, 2016. The decline was driven primarily by a $125.1 million non-cash write-down of the Company's deferred tax asset resulting from tax reform and a $68.5 million non-cash goodwill impairment charge related to the Incentives and Cardpool businesses, partially offset by top line growth in each of the Company's three operating segments.

•
Loss per diluted share was $2.28 compared to earnings per diluted share of $0.43 for the quarter ended December 31, 2016. Diluted shares outstanding decreased 1.5% to 56.1 million following the Company's 1.2 million share repurchase in October 2017.

Non-GAAP financial results for the fourth quarter of 2017 compared to the fourth quarter of 2016 (see Table 2 for Reconciliation of Non-GAAP Measures)

•
Adjusted operating revenues totaled $423.2 million, an increase of 20% from $352.0 million for the quarter ended December 31, 2016. The increase was driven by growth in all three of the Company's operating segments as described in the GAAP financial results section above.

•	Adjusted EBITDA totaled $143.9 million, an increase of 34% from $107.3 million for the quarter ended December 31, 2016.

•	Adjusted net income totaled $76.5 million, an increase of 34% from $57.1 million for the quarter ended December 31, 2016.

•	Adjusted diluted EPS was $1.32, an increase of 32% from $1.00 for the quarter ended December 31, 2016.

Deferred Tax Asset Write-down

As a result of the U.S. Tax Cuts and Jobs Act, Blackhawk remeasured its net deferred tax assets in the fourth quarter which resulted in a $125.1 million income tax expense.  There should be no immediate impact on cash taxes paid as a result of the reduction in rate due to the continued utilization of the asset, but at a lower tax rate.  The long term benefits of the rate reduction are expected to benefit the company due to the significant domestic earnings stream.

Goodwill Impairment Charge

During the fourth quarter of 2017, Cardpool’s results were less than forecasted, and the Company performed a full assessment of goodwill impairment. The assessment determined that the carrying value of the net assets of the Cardpool gift card exchange business to be sold was higher than the expected selling price less the costs to sell the business. Accordingly, the Company recorded an additional impairment charge of $22.5 million in the fourth quarter of 2017. For the Blackhawk Engagement Solutions U.S. (“BES”) reporting unit, included within the Incentives and Rewards segment, the Company performed a full assessment of goodwill impairment and determined that BES had an elevated risk of goodwill impairment due to lower expectations of sales volume, operating income and cash flows. As a result of the lower valuation, the Company recorded an impairment charge of $46.0 million in the fourth quarter of 2017.

Conference Call

As a result of the proposed merger, the Company will not host an earnings conference call, provide earnings guidance or publish supplemental earnings presentation slides.

About Blackhawk Network

Blackhawk Network Holdings, Inc. (NASDAQ: HAWK) is a global financial technology company and a leader in connecting brands and people through branded value solutions. Blackhawk platforms and solutions enable the management of stored value products, promotions and incentive programs in retail, ecommerce, financial services and mobile wallets. Blackhawk's Hawk Commerce division offers technology solutions to businesses and direct to consumers. The Hawk Incentives division offers enterprise, SMB and reseller partners an array of platforms and branded value products to incent and reward consumers, employees and sales channels. Headquartered in Pleasanton, Calif., Blackhawk operates in the United States and 26 other countries. For more information, please visit blackhawknetwork.com, hawkcommerce.com, hawkincentives.com or our product websites giftcards.com, giftcardmall.com, cardpool.com, giftcardlab.com, omnicard.com and CashStar.com.

Non-GAAP Financial Measures
Blackhawk regards the non-GAAP financial measures provided in this press release as useful measures of the operational and financial performance of its business. Adjusted EBITDA, Adjusted net income and Adjusted diluted earnings per share measures are prepared and presented to eliminate the effect of items from EBITDA, Net income and Diluted earnings per share that the Company does not consider indicative of its core operating performance within the period presented. Adjusted operating revenues are prepared and presented to offset the distribution commissions paid and other compensation to distribution partners and business clients. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of Adjusted operating revenues. Adjusted operating revenues, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted diluted earnings per share may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these measures in the same manner as Blackhawk. Investors are encouraged to evaluate our adjustments and the reasons we consider them appropriate.
The Company believes Adjusted operating revenues, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Adjusted diluted earnings per share and Reduction in income taxes payable are useful to evaluate the Company's operating performance for the following reasons:

•	Adjusting operating revenues for distribution commissions paid and other compensation to retail distribution partners and business clients is useful to understanding the Company's operating margin;

•	Adjusting operating revenues for marketing revenue and other pass-through revenues, which has offsetting expense, is useful for understanding the Company's operating margin;

•
EBITDA and Adjusted EBITDA are widely used by investors and securities analysts to measure a company’s operating performance without regard to items that can vary substantially from company to company and from period to period depending upon their financing, accounting and tax methods, the book value of their assets, their capital structures and the method by which their assets were acquired;

•
Adjusted EBITDA margin provides a measure of operating efficiency based on Adjusted operating revenues and without regard to items that can vary substantially from company to company and from period to period depending upon their financing, accounting and tax methods, the book value of their assets, their capital structures and the method by which their assets were acquired;

•
in a business combination, a company records an adjustment to reduce the carrying values of deferred revenue and deferred expenses to their fair values and reduces the company’s revenues and expenses from what it would have recorded otherwise, and as such the Company does not believe is indicative of its core operating performance;

•
non-cash equity grants made to employees and distribution partners at a certain price and point in time do not necessarily reflect how the Company's business is performing at any particular time and the related expenses are not key measures of the Company's core operating performance;

•
the net gain on the transaction to transition our program-managed GPR business to another program manager, the gain on the sale of our member interest in Visa Europe, legal and accounting costs incurred in conjunction with the sale of Grass Roots Meetings and Events and other non-recurring gains / (losses) related to our acquisitions is not reflective of our core operating performance;

•	asset impairment charges related to the write-down of technology assets as part of our post-acquisition integration efforts are not key measures of the Company's core operating performance;

•	non-cash goodwill impairment charges related to our Cardpool and BES businesses is not an indicator of the Company's core operating performance;

•
intangible asset amortization expenses can vary substantially from company to company and from period to period depending upon the applicable financing and accounting methods, the fair value and average expected life of the acquired intangible assets, the capital structure and the method by which the intangible assets were acquired and, as such, the Company does not believe that these adjustments are reflective of its core operating performance;

•
non-cash fair value adjustments to contingent business acquisition liability do not directly reflect how the Company is performing at any particular time and the related expense adjustment amounts are not key measures of the Company's core operating performance;

•
reduction in income taxes payable from the step-up in tax basis of our assets resulting from the Section 336(e) election due to our Spin-Off and the Safeway Merger and reduction in income taxes payable from amortization of goodwill and other intangibles or utilization of net operating loss carryforwards from business acquisitions represent significant tax savings that are useful for understanding the Company's overall operating results; and

•
reduction in income taxes payable resulting from the tax deductibility of stock-based compensation is useful for understanding the Company's overall operating results. The Company generally realizes these tax deductions when restricted stock vest, an option is exercised, and, in the case of warrants, after the warrant is exercised but amortized over remaining service period, and such timing differs from the GAAP treatment of expense recognition

Additional Information and Where to Find It
In connection with the proposed merger, the Company filed a preliminary proxy statement on Schedule 14A with the SEC on February 16, 2018. When completed, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the Company’s stockholders. The Company also plans to file other relevant materials with the SEC regarding the proposed merger. This communication is not a substitute for the definitive proxy statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed merger. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, www.blackhawknetwork.com. In addition, the documents (when available) may be obtained free of charge by directing a request to Patrick Cronin by email at patrick.cronin@bhnetwork.com or by calling (925) 226-9939.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “intends,” “forecasts,” “can,” “could,” “may,” “anticipates,” “estimates,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” “would,” “outlook,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain the Company’s stockholders’ approval of the transaction; the failure to obtain certain required regulatory approvals to the completion of the transaction or the failure to satisfy any of the other conditions to the completion of the transaction; the effect of the announcement of the transaction on our ability to retain and hire key personnel and maintain relationships with our partners, clients, customers, providers, advertisers, and others with whom we do business, or on our operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; our ability to meet expectations regarding the timing and completion of the merger; our ability to grow adjusted operating revenues and adjusted net income as anticipated; our ability to grow at historic rates or at all; the consequences should we lose one or more of our top distribution partners, fail to maintain or renew existing relationships with our distribution partners on the same or similar economic terms or fail to attract new distribution partners to our network or if the financial performance of our distribution partners’ businesses decline; our reliance on our content providers; the demand for their products and our exclusivity arrangements with them; our reliance on relationships with card issuing banks; the consequences to our future growth if our distribution partners fail to actively and effectively promote our products and services; changes in consumer behavior away from our distribution partners or our products resulting from limits or controls implemented by our distribution partners during their transition to EMV compliance; our ability to successfully integrate our acquisitions; our ability to generate adequate taxable income to enable us to fully utilize the tax benefits referred to in this release; changes in applicable tax law that preclude us from fully utilizing the tax benefits referred to in this release; the requirement that we comply with applicable laws and regulations, including increasingly stringent anti-money laundering rules and regulations; and other risks and uncertainties described in our reports and filings with the SEC. These risks, as well as other risks associated with the proposed merger, are more fully discussed in Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended December 30, 2017 which is expected to be filed on February 28, 2018 and other periodic reports we file with the SEC, which are available at www.sec.gov and the Company’s website at www.blackhawknetwork.com. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so other than as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

INVESTORS/ANALYSTS:
Patrick Cronin
(925) 226-9939
patrick.cronin@bhnetwork.com

BLACKHAWK NETWORK HOLDINGS, INC. CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share amounts) (Unaudited)

	16 Weeks Ended	16 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
OPERATING REVENUES:
Commissions and fees	$661,291	$565,062	$1,468,867	$1,315,755
Program and other fees	173,468	128,599	477,884	336,317
Marketing	49,387	42,200	102,841	94,298
Product sales	57,819	44,689	182,014	153,408
Total operating revenues	941,965	780,550	2,231,606	1,899,778
OPERATING EXPENSES:
Partner distribution expense	462,672	391,393	1,040,306	933,142
Processing and services	144,828	128,634	448,657	355,268
Sales and marketing	130,765	108,623	329,983	274,799
Costs of products sold	52,611	40,104	170,493	143,267
General and administrative	34,911	31,601	113,621	99,428
Transition and acquisition	5,776	7,305	7,797	11,465
Amortization of acquisition intangibles	22,217	21,527	62,794	57,060
Change in fair value of contingent consideration	(9,840)	—	(14,937)	2,100
Goodwill impairment	68,500	—	77,500	—
Total operating expenses	912,440	729,187	2,236,214	1,876,529
OPERATING INCOME (LOSS)	29,525	51,363	(4,608)	23,249
OTHER INCOME (EXPENSE):
Interest income and other income (expense), net	(2,524)	(3,707)	(390)	(449)
Interest expense	(10,724)	(7,996)	(32,092)	(21,864)
INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT)	16,277	39,660	(37,090)	936
INCOME TAX EXPENSE (BENEFIT)	144,024	14,782	117,800	(4,102)
NET INCOME (LOSS) BEFORE ALLOCATION TO NON-CONTROLLING INTERESTS	(127,747)	24,878	(154,890)	5,038
Income attributable to non-controlling interests, net of tax	(418)	(228)	(878)	(380)
NET INCOME (LOSS) ATTRIBUTABLE TO BLACKHAWK NETWORK HOLDINGS, INC.	$(128,165)	$24,650	$(155,768)	$4,658
EARNINGS (LOSS) PER SHARE:
Basic	$(2.28)	$0.44	$(2.77)	$0.08
Diluted	$(2.28)	$0.43	$(2.77)	$0.08
Weighted average shares outstanding—basic	56,126	55,474	56,287	55,734
Weighted average shares outstanding—diluted	56,126	56,966	56,287	57,260

BLACKHAWK NETWORK HOLDINGS, INC. CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	Year-end 2017	Year-end 2016
ASSETS
Current assets:
Cash and cash equivalents	$1,096,195	$1,008,125
Restricted cash	135,345	10,793
Settlement receivables, net	1,038,347	641,691
Accounts receivable, net	184,994	262,672
Other current assets	165,374	131,375
Total current assets	2,620,255	2,054,656
Property, equipment and technology, net	172,607	172,381
Intangible assets, net	431,681	350,185
Goodwill	563,405	570,398
Deferred income taxes	236,496	362,302
Other assets	115,236	85,856
TOTAL ASSETS	$4,139,680	$3,595,778
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Settlement payables	$2,074,673	$1,626,827
Consumer and customer deposits	252,822	173,344
Accounts payable and accrued operating expenses	156,182	153,885
Deferred revenue	179,684	150,582
Note payable, current portion	10,662	9,856
Notes payable to Safeway	3,941	3,163
Other current liabilities	102,823	51,176
Total current liabilities	2,780,787	2,168,833
Deferred income taxes	28,083	27,887
Note payable	202,441	137,984
Convertible notes payable	441,655	429,026
Other liabilities	16,747	39,653
Total liabilities	3,469,713	2,803,383
Stockholders’ equity:
Preferred stock	—	—
Common stock	56	56
Additional paid-in capital	649,546	608,568
Treasury stock	(40,023)	—
Accumulated other comprehensive loss	(16,049)	(48,877)
Retained earnings	72,571	228,451
Total Blackhawk Network Holdings, Inc. equity	666,101	788,198
Non-controlling interests	3,866	4,197
Total stockholders’ equity	669,967	792,395
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,139,680	$3,595,778

BLACKHAWK NETWORK HOLDINGS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	52 Weeks Ended	52 Weeks Ended
	December 30, 2017	December 31, 2016
OPERATING ACTIVITIES:
Net income (loss) before allocation to non-controlling interests	$(154,890)	$5,038
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization of property, equipment and technology	55,419	48,379
Goodwill impairment	77,500	—
Amortization of intangibles	67,912	62,045
Amortization of deferred program and contract costs	30,584	29,015
Amortization of deferred financing costs and debt discount	13,837	6,506
Employee stock-based compensation expense	32,708	32,592
Change in fair value of contingent consideration	(14,937)	2,100
Loss on property, equipment and technology disposal / write-down	6,802	9,838
Deferred income taxes	110,276	(8,899)
Other	(1,805)	5,093
Changes in operating assets and liabilities:
Settlement receivables	(350,138)	6,076
Settlement payables	411,248	19,907
Accounts receivable, current and long-term	44,857	(13,012)
Other current assets	(14,914)	(13,891)
Other assets	(40,490)	(24,690)
Restricted cash related to operating activities	(56,279)	—
Consumer and customer deposits	46,931	13,772
Accounts payable and accrued operating expenses	8,703	(14,835)
Deferred revenue	31,458	33,362
Other current and long-term liabilities	35,422	(21,707)
Income taxes, net	5,297	8,542
Net cash provided by operating activities	345,501	185,231
INVESTING ACTIVITIES:
Expenditures for property, equipment and technology	(64,599)	(52,332)
Business acquisitions, net of cash acquired	(168,995)	(220,605)
Proceeds from divestiture of business, net of cash sold	13,779	—
Investments in unconsolidated entities	(6,201)	(10,541)
Change in restricted cash	(59,838)	(7,691)
Other	(3,244)	1,408
Net cash used in investing activities	(289,098)	(289,761)

Continued on next page

BLACKHAWK NETWORK HOLDINGS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	52 Weeks Ended	52 Weeks Ended
	December 30, 2017	December 31, 2016
FINANCING ACTIVITIES:
Payments for acquisition liability	(5,503)	—
Proceeds from issuance of note payable	75,000	250,000
Repayment of note payable	(10,000)	(463,750)
Payments of financing costs	(1,025)	(16,544)
Borrowings under revolving bank line of credit	3,011,270	2,985,490
Repayments on revolving bank line of credit	(3,011,270)	(2,985,490)
Repayments on notes payable to Safeway	(253)	(890)
Repayment of debt assumed in business acquisitions	(8,585)	(8,964)
Proceeds from convertible debt	—	500,000
Payments for note hedges	—	(75,750)
Proceeds from warrants	—	47,000
Proceeds from issuance of common stock from exercise of employee stock options and employee stock purchase plans	16,782	10,302
Other stock-based compensation related	(10,551)	(2,284)
Repurchase of common stock	(40,023)	(34,843)
Other	(343)	(156)
Net cash provided by financing activities	15,499	204,121
Effect of exchange rate changes on cash and cash equivalents	16,168	(6,042)
Increase in cash and cash equivalents	88,070	93,549
Cash and cash equivalents—beginning of year	1,008,125	914,576
Cash and cash equivalents—end of year	$1,096,195	$1,008,125

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash payments during the year for:
Interest paid (net of amounts capitalized)	$18,008	$12,756
Income taxes paid (refunds received)	$2,587	$(2,854)
Spin-Off income taxes paid (refunds received) funded by (remitted to) Safeway	$(253)	$(890)

Noncash investing and financing activities:
Financing of business acquisition with contingent consideration	$1,640	$21,652
Forgiveness of notes receivable and accrued interest as part of business acquisition and divestiture	$973	$5,445
Intangible assets recognized for the issuance of fully vested warrants	$20,000	$—
Conversion of income tax payable and deferred taxes to (from) additional paid-in capital	$(91)	$—

BLACKHAWK NETWORK HOLDINGS, INC.
SUPPLEMENTAL INFORMATION
(Tables 1 & 2 in thousands except percentages and per share amounts)
(Unaudited)
TABLE 1: OTHER OPERATIONAL DATA

	16 Weeks Ended	16 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Transaction dollar volume	$8,614,618	$6,947,031	$19,397,056	$16,717,834
Prepaid and processing revenues	$834,759	$693,661	$1,946,751	$1,652,072
Prepaid and processing revenues as a % of transaction dollar volume	9.7%	10%	10%	9.9%
Partner distribution expense as a % of prepaid and processing revenues	55.4%	56.4%	53.4%	56.5%

TABLE 2: RECONCILIATION OF NON-GAAP MEASURES

	16 Weeks Ended	16 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Prepaid and processing revenues:
Commissions and fees	$661,291	$565,062	$1,468,867	$1,315,755
Program and other fees	173,468	128,599	477,884	336,317
Total prepaid and processing revenues	$834,759	$693,661	$1,946,751	$1,652,072
Adjusted operating revenues:
Total operating revenues	$941,965	$780,550	$2,231,606	$1,899,778
Revenue adjustments from purchase accounting	1,104	5,055	5,558	16,930
Marketing and other pass-through revenues	(57,220)	(42,200)	(117,189)	(94,298)
Partner distribution expense	(462,672)	(391,393)	(1,040,306)	(933,142)
Adjusted operating revenues	$423,177	$352,012	$1,079,669	$889,268
Adjusted EBITDA:
Net income (loss) before allocation to non-controlling interests	$(127,747)	$24,878	$(154,890)	$5,038
Interest and other (income) expense, net	2,524	3,707	390	449
Interest expense	10,724	7,996	32,092	21,864
Income tax expense (benefit)	144,024	14,782	117,800	(4,102)
Depreciation and amortization	41,397	38,340	123,331	110,424
EBITDA	70,922	89,703	118,723	133,673
Adjustments to EBITDA:
Employee stock-based compensation	8,148	7,727	32,708	32,592
Acquisition-related employee compensation expense	(110)	(155)	438	465
Goodwill impairment	68,500	—	77,500	—
Revenue adjustments from purchase accounting, net	1,048	4,510	5,257	15,624
Other (gain)/losses, net	5,189	5,500	5,189	4,746
Change in fair value of contingent consideration	(9,840)	—	(14,937)	2,100
Adjusted EBITDA	$143,857	$107,285	$224,878	$189,200
Adjusted EBITDA margin:
Total operating revenues	$941,965	$780,550	$2,231,606	$1,899,778
Operating income (loss)	29,525	51,363	(4,608)	23,249
Operating margin	3.1%	6.6%	(0.2)%	1.2%
Adjusted operating revenues	$423,177	$352,012	$1,079,669	$889,268
Adjusted EBITDA	143,857	107,285	224,878	189,200
Adjusted EBITDA margin	34.0%	30.5%	20.8%	21.3%
Adjusted net income:
Income (loss) before income tax expense	$16,277	$39,660	$(37,090)	$936
Employee stock-based compensation expense	8,148	7,727	32,708	32,592
Acquisition-related employee compensation expense	(110)	(155)	438	465
Goodwill impairment	68,500	—	77,500	—
Revenue adjustments from purchase accounting, net	1,048	4,510	5,257	15,624
Other (gains)/losses, net	6,025	7,875	6,025	5,177
Change in fair value of contingent consideration	(9,840)	—	(14,937)	2,100
Amortization of intangibles	23,496	23,057	67,912	62,045
Adjusted income before income tax expense	113,544	82,674	137,813	118,939
Income tax expense (benefit)	144,024	14,782	117,800	(4,102)
Tax expense (benefit) on adjustments	(107,424)	10,586	(75,726)	40,691
Adjusted income tax expense	36,600	25,368	42,074	36,589
Adjusted net income before allocation to non-controlling interests	76,944	57,306	95,739	82,350
Net loss (income) attributable to non-controlling interests, net of tax	(418)	(228)	(878)	(380)
Adjusted net income attributable to Blackhawk Network Holdings, Inc.	$76,526	$57,078	$94,861	$81,970

TABLE 2: RECONCILIATION OF NON-GAAP MEASURES (continued)

	16 Weeks Ended	16 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Adjusted diluted earnings per share:
Net income (loss) attributable to Blackhawk Network Holdings, Inc.	$(128,165)	$24,650	$(155,768)	$4,658
Distributed and undistributed earnings allocated to participating securities	—	(13)	—	(28)
Net income (loss) available for common shareholders	$(128,165)	$24,637	$(155,768)	$4,630
Diluted weighted average shares outstanding	56,126	56,966	56,287	57,260
Diluted earnings (loss) per share	$(2.28)	$0.43	$(2.77)	$0.08
Adjusted net income attributable to Blackhawk Network Holdings, Inc.	$76,526	$57,078	$94,861	$81,970
Adjusted distributed and undistributed earnings allocated to participating securities	—	(51)	—	(108)
Adjusted net income available for common shareholders	$76,526	$57,027	$94,861	$81,862
Diluted weighted average shares outstanding	56,126	56,966	56,287	57,260
Increase in common share equivalents	1,656	—	1,707	—
Adjusted diluted weighted average shares outstanding	57,782	56,966	57,994	57,260
Adjusted diluted earnings per share	$1.32	$1.00	$1.64	$1.43
Reduction in income taxes payable:
Reduction in income taxes payable resulting from amortization of spin-off tax basis step-up	9,547	9,424	29,338	29,191
Reduction in cash taxes payable from amortization of acquisition intangibles and utilization of acquired NOLs	15,705	1,301	22,110	13,907
Reduction in cash taxes payable from deductible stock-based compensation and convertible debt	3,683	3,793	20,619	15,196
Reduction in income taxes payable	$28,935	$14,518	$72,067	$58,294
Adjusted diluted weighted average shares outstanding	57,782	56,966	57,994	57,260
Reduction in income taxes payable per share	$0.50	$0.25	$1.24	$1.02